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P r u d e n t i a l A s s e t R e s o u r c e s
2 1 0 0 R o s s A v e n u e , S u i t e 2 5 0 0
D a l l a s , T X 7 5 2 0 1
T e l 2 1 4 -7 7 7 - 4 5 0 0 F a x 2 1 4 - 7 7 7 4 5 5 6
Annual Compliance Statement
To: (see attached Distribution List)
Re: Commercial Mortgage Pass-
Through Certificates,
Series 2007-IQ15
I, Catherine J. Rodewald, President and Chief Executive Officer of Prudential Asset
Resources, Inc. (the "Company") hereby certify with regard to the Company's role as a Master
Servicer under the Pooling and Servicing Agreement, (the "Agreement") dated as of August 1,
2007 pertaining to the above-referenced certificates, that:
(i)
a review of the activities of the Company as DC Hilton Special
Servicer u n d e r t h e A g r e e m e n t d u r i n g t he period from August 1 ,
2007 to December 31, 2007 and its performance has been
made under my supervision; and
(ii)
to the best of my knowledge, based on such review, the
Company has fulfilled all of its obligations, as DC Hilton
Servicer, under the Agreement in all material respects
throughout such period.
Effective Date of Certification: March 20, 2008
/s/ Catherine J. Rodewald
Catherine J. Rode wald, President
& CEO